REINSTATEMENT OF AND THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW
INSTRUCTIONS

THIS REINSTATEMENT OF AND THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (“Third Amendment”) is made and entered into as of this 26th day of May, 2011 by and between JERSEY CITY MEDICAL COMPLEX, LLC, a Delaware limited liability company (“Seller”); and G&E HC REIT II JERSEY CITY MOB, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”).

Recitals

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions, dated as of April 20, 2011 (the “Original Purchase Agreement”), as amended by a First Amendment To Purchase and Sale Agreement and Escrow Instructions dated April 29, 2011, and a Second Amendment to Purchase and Sale Agreement and Escrow Instructions (the “Second Amendment”) dated May 4, 2011 (collectively, the “Purchase Agreement”);

WHEREAS, the Purchase Agreement automatically terminated on May 10, 2011 due to the failure of Buyer to provide an Approval Notice pursuant to Section 3.5 of the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to reinstate and further amend the Purchase Agreement as set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

2. End of Due Diligence Period; Approval Notice. Buyer and Seller acknowledge and agree that the Due Diligence Period expired on May 10, 2011. Notwithstanding the expiration of the Due Diligence Period, Buyer and Seller acknowledge and agree that by execution and delivery of this Amendment, Buyer shall be deemed to have given its Approval Notice to Seller as of the date hereof.

3. Extension Notice; Closing Date. Seller acknowledges that Buyer exercised its right to extend the Closing Date pursuant to Section 1.5 of the Purchase Agreement by email on May 9, 2011 and further acknowledges that it agreed to accept such an extension and hereby agrees that an Extension Notice has been given by Buyer. Buyer and Seller acknowledge and agree that the Closing Date shall be May 27, 2011.

4. Additional Deposit; Extension Deposit. Within two (2) Business Days of the date of this Third Amendment, Buyer shall deposit with Escrow Agent the Additional Deposit and the Extension Deposit.

5. Final Hospital Documents. Sections 5.4.10 — 5.4.13 are added to the Original Purchase Agreement and is as follows:

“5.4.10 On or before the day which is two (2) Business Days prior to the Closing Date, Buyer and Ground Lessor shall have agreed to the terms of First Amendment to Ground Lease which shall be in substantially the form attached hereto as Exhibit 5.4.10 and shall contain such final terms and conditions as Buyer approves in its sole and absolute discretion (the “Ground Lease Amendment”). Seller shall cooperate with Buyer to obtain the agreement of Ground Lessor to the terms of such Ground Lease Amendment. Buyer’s obligation to close shall be conditioned upon the execution and delivery to Escrow Agent by Ground Lessor of the agreed upon Ground Lease Amendment, which document shall be released to Buyer at Closing.

5.4.11 On or before the day which is two (2) Business Days prior to the Closing Date, Buyer and Ground Lessor shall have agreed to the terms of a new Lease of Space which shall be in substantially the form attached hereto as Exhibit 5.4.11 and shall contain such final terms and conditions as Buyer approves in its reasonable discretion (either such document being the “New Space Lease ”). Seller shall cooperate with Buyer in obtaining the agreement of Ground Lessor to the terms of such New Space Lease. Buyer’s obligation to close shall be conditioned upon the execution and delivery to Escrow Agent by Ground Lessor of the agreed upon New Space Lease, which document shall be released to Buyer at Closing.

5.4.12 The Title Company shall have confirmed, to Buyer’s reasonable satisfaction, that although Title Company is aware of the pending litigation between French & Parello Associates, PA and Jersey City Medical Complex, LLC as to a dispute over engineering work performed in connection with the construction of the improvements on the Property, the Title Company will not take any exception in the Title Policy with respect to such litigation or matters related thereto.

5.4.13 On or before the day which is two (2) Business Days prior to the Closing Date, Seller shall have provided a fully executed amendment to that certain Tenant Lease for Suite 210, in a form reasonably acceptable to the Buyer, pursuant to which the applicable Tenant shall acknowledge a security deposit of $0.00.”

6. New Exhibits. Exhibit 5.4.10 and Exhibit 5.4.11 attached to this Third Amendment are hereby attached to the Purchase Amendment for all purposes thereof.

7. Conditions Precedent Favoring Seller. Seller hereby acknowledges and agrees that it has approved the form of that certain Termination Fee Agreement attached hereto as Exhibit O described in paragraph 5 of the Second Amendment.

8. Deletion of Section 5.6.1. Section 5.6.1 is deleted in its entirety. Buyer and Seller agree that no deed will be used to transfer Seller’s interest in and to the Improvements and that such transfer shall be included within the Assignment of Ground Lease.

9. Additional Buyer Deliveries. The Ground Lease Amendment and Space Lease Amendment, in the form agreed upon between Buyer and Ground Lessor pursuant to Sections 5.4.10 and 5.4.11 of the Purchase Agreement, respectively, shall be additional Buyer deliveries required for Closing.

10. Amendment of Section 5.8.1. Schedule 5.8.1 is modified with respect to the Property to read as follows:

Transfer Taxes – N/A

Owner’s Title Insurance Premium – Buyer

Endorsements to Owner’s Title Insurance Policy – Buyer

Lender’s Title Insurance Policy – N/A

Recordation Taxes and Fees related to the transfer of the ground lease interests, as applicable – Buyer

Survey Charges – Buyer

Title Search – Buyer

Mortgage Taxes – N/A

11. Bulk Sales/New Jersey Division of Taxation.  Buyer shall not provide any formal, direct notice of this sales transaction to the New Jersey Division of Bulk Sales Section. Seller shall cause Landmark Healthcare Properties Fund, LLC (“Fund”) to indemnify and hold Buyer harmless from any State of New Jersey (the “State”) tax or other liabilities Buyer may incur pursuant to the New Jersey “Bulk Sales Act” (the “Act”) arising out of Seller’s failure to pay taxes due on the sale of the Property or taxes otherwise owed by Seller to the State. At Closing, Seller shall cause Fund to execute and deliver an Indemnification Agreement in the form attached hereto as Exhibit P in favor of Buyer which shall provide the foregoing indemnity (the "NJ Tax Indemnity”). Seller shall pay, on or before the day the same become due, taxes owed by Seller arising out of the sale of the Property or otherwise owed to the State by Seller in connection with its period of ownership of the Property, and such obligation shall survive the Closing. Fund’s execution and delivery of the NJ Tax Indemnity shall be an additional condition to Closing in favor of Buyer, and an additional required Closing delivery of Seller. Buyer shall execute and deliver the NJ Tax Indemnity at Closing and Buyer’s execution and delivery of the same shall be a condition to Closing in favor of Seller.

12. Reinstatement and Ratification. The parties hereby agree that the Purchase Agreement is hereby reinstated and except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Purchase Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect. In the event that any provision of this Third Amendment shall conflict with the terms, provisions, conditions, and exhibits of the Purchase Agreement, the terms of this Third Amendment shall govern and control.

13.

Counterparts; Signatures. This Third Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Third Amendment. Signatures to this Third Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Third Amendment.

14. Successors and Assigns. This Third Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank; Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date indicated in the preamble above.

BUYER:

G&E HC REIT II JERSEY CITY MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

SELLER:

JERSEY CITY MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Jersey City Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

[Signature page to Third Amendment to Purchase and Sale Agreement and Escrow Instructions]